                                                                    EXHIBIT 99.2

                      NATIONAL INFORMATION CONSORTIUM, INC.
                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                                    OVERVIEW

On September 15, 1999, National Information Consortium, Inc. ("NIC" or the "Company") acquired the net assets of the business of eFed, a provider of Internet-based procurement software and services for the government. eFed designs, develops and manages online procurement software and services for federal and state markets. eFed was a division of privately held Reston, Virginia-based Electric Press, Inc. The acquisition was accounted for as a purchase and the results of eFed's operations are included in the Company's consolidated statements of operations from the date of acquisition. The total purchase price for the business was approximately $29.5 million. Total consideration included $15 million in cash from the proceeds of NIC's initial public offering and the issuance of 606,000 shares of unregistered common stock with a fair value of approximately $14.5 million. The fair value of the common shares was determined based on the average closing market price of NIC's common stock three days before and after the September 13, 1999 announcement date of the acquisition. Additional consideration is also payable through the end of calendar year 2003 if eFed's financial results exceed certain targeted levels, which have been set substantially above the historical experience of eFed at the time of acquisition.

The total purchase price of approximately $29.5 million was allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their fair values on the closing date. The fair value of net tangible assets acquired, consisting primarily of accounts receivable, property and equipment, accounts payable and other accrued expenses, totaled $816,000 and approximated historical carrying amounts. The sole identifiable intangible asset relates to eFed's Internet procurement software. This asset was valued at approximately $21.8 million based on the net present value of projected future net cash flows from licensing the software over its estimated three-year life. The remainder of the cost was allocated to goodwill. The goodwill is being amortized on a straight-line basis over three years. The Company determined a three year life was appropriate after giving consideration to the rapid technological changes occurring in the Internet industry, the potential for increasing competition given the demand for electronic purchasing products and services, and the intense competition which exists for qualified Internet professionals.

The following unaudited pro forma consolidated statements of operations give effect to the acquisition by NIC of eFed and are based on the individual statements of operations of the Company for the nine months ended September 30, 1999 and the year ended December 31, 1998, and of eFed for the period from January 1, 1999 to September 15, 1999, and the year ended December 31, 1998, as if the transaction occurred on January 1, 1999 and 1998. These unaudited pro forma consolidated statements of operations should be read in conjunction with the historical financial statements and notes thereto of the Company (included in the Company's Form S-1, which became effective July 15, 1999, and the Company's most recent Form 10-Q, which was filed on November 15, 1999) and of eFed (included elsewhere in this Form 8-K).

The unaudited pro forma consolidated statements of operations are not necessarily indicative of the operating results that would have been achieved had the transactions been in effect as of the beginning of the periods presented and should not be construed as being representative of the future operating results.

                      NATIONAL INFORMATION CONSORTIUM, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 1998


                                                                   (a)
                                                  NIC              EFED          ADJUSTMENTS        PRO FORMA
                                             ------------      ------------      ------------      ------------
Revenues                                     $ 28,623,656      $  1,644,796      $          -      $ 30,268,452
Cost of revenues                               21,210,632           389,730                 -        21,600,362
                                             ------------      ------------      ------------      ------------

     Gross profit                               7,413,024         1,255,066                 -         8,668,090
                                             ------------      ------------      ------------      ------------

Operating expenses:
     Service development and operations         3,884,810                 -                 -         3,884,810
     Selling, general and administrative        4,241,780           868,317                 -         5,110,097
     Stock compensation                           568,869                 -                 -           568,869
     Depreciation and amortization              5,922,396            94,230         9,576,168(b)     15,592,794
                                             ------------      ------------      ------------      ------------

     Total operating expenses                  14,617,855           962,547         9,576,168        25,156,570
                                             ------------      ------------      ------------      ------------

Operating income (loss)                        (7,204,831)          292,519        (9,576,168)      (16,488,480)
                                             ------------      ------------      ------------      ------------

Other income (expense):
     Interest expense                             (88,161)           (5,248)                -           (93,409)
     Other income, net                             55,839                 -                 -            55,839
                                             ------------      ------------      ------------      ------------

     Total other income (expense)                 (32,322)           (5,248)                -           (37,570)
                                             ------------      ------------      ------------      ------------

Income (loss) before income taxes              (7,237,153)          287,271        (9,576,168)      (16,526,050)

Income tax expense (benefit)                      658,813                 -        (3,399,736) (d)   (2,740,923)
                                             ------------      ------------      ------------      ------------

Net income (loss)                            $ (7,895,966)     $    287,271      $ (6,176,432)     $(13,785,127)
                                             ============      ============      ============      ============

Net loss per share:
     Basic and diluted                       $      (0.21)                                         $      (0.35)
                                             ============                                          ============

Weighted average shares outstanding            37,242,423                           1,969,636 (c)    39,212,059
                                             ============                        ============      ============



See accompanying Notes to Pro Forma Consolidated Financial Information.

                      NATIONAL INFORMATION CONSORTIUM, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)
                      NINE MONTHS ENDED SEPTEMBER 30, 1999


                                                                     (a)
                                                  NIC               EFED          ADJUSTMENTS        PRO FORMA
                                             ------------      ------------      ------------      ------------

Revenues                                     $ 40,457,100      $  2,340,178      $          -      $ 42,797,278
Cost of revenues                               30,494,613           540,630                 -        31,035,243
                                             ------------      ------------      ------------      ------------

     Gross profit                               9,962,487         1,799,548                 -        11,762,035
                                             ------------      ------------      ------------     ------------
Operating expenses:
     Service development and operations         4,009,427                 -                 -         4,009,427
     Selling, general and administrative        5,428,977         1,462,365                 -         6,891,342
     Stock compensation                         2,734,710                 -                 -         2,734,710
     Depreciation and amortization              6,408,709           131,236         6,783,119 (b)    13,323,064
                                             ------------      ------------      ------------      ------------

     Total operating expenses                  18,581,823         1,593,601         6,783,119        26,958,543
                                             ------------      ------------      ------------      ------------

Operating income (loss)                        (8,619,336)          205,947        (6,783,119)      (15,196,508)
                                             ------------      ------------      ------------      ------------

Other income (expense):
     Interest expense                            (145,236)          (10,688)                -          (155,924)
     Other income, net                          1,167,316                 -                 -         1,167,316
                                             ------------      ------------      ------------      ------------

     Total other income (expense)               1,022,080           (10,688)                -         1,011,392
                                             ------------      ------------      ------------      ------------

Income before income taxes                     (7,597,256)          195,259        (6,783,119)      (14,185,116)


Income tax expense (benefit)                     (353,194)                -        (2,411,157) (d)   (2,764,351)
                                             ------------      ------------      ------------      ------------

Net income (loss)                            $ (7,244,062)     $    195,259      $ (4,371,962)     $(11,420,765)
                                             ============      ============      ============      ============

Net loss per share:
     Basic and diluted                       $      (0.16)                                         $      (0.24)
                                             ============                                          ============

Weighted average shares outstanding            45,277,801                           1,552,415 (c)    46,830,216
                                             ============                        ============      ============


See accompanying Notes to Pro Forma Consolidated Financial Information.

                      NATIONAL INFORMATION CONSORTIUM, INC.
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following adjustments were applied to the Company's historical consolidated statements of operations for the periods indicated to arrive at the pro forma consolidated financial information.

a) For the nine months ended September 30, 1999, this column represents eFed's results of operations for the period from January 1, 1999 to September 15, 1999. The Company's consolidated results of operations already include eFed's results of operations for the period from the date of acquisition to September 30, 1999. For the year ended December 31, 1998, this column represents eFed's results of operations for the year ended December 31, 1998.

b) This adjustment represents amortization expense resulting from the application of purchase accounting. For the nine months ended September 30, 1999, the adjustment represents amortization for the period from January 1, 1999 to September 15, 1999, as the Company's consolidated results of operations reflect amortization for the period from the date of acquisition to September 30, 1999. For the year ended December 31, 1998, the adjustment represents a full year of amortization.

c) This adjustment represents the incremental shares needed to reflect the common shares outstanding for the period based on the following stock issuances as of the beginning of the period presented:

         a. The actual issuance of 606,000 unregistered common shares as part of the acquisition price.

         b. The assumed issuance of 1,363,636 shares of common stock at $11 per share, resulting in net proceeds of $15 million. The net proceeds were used to pay the cash portion of the acquisition price. The $11 share price was based on the net proceeds per share received by the Company's from its initial public offering of 10 million shares of common stock on July 15, 1999. For the nine months ended September 30, 1999, the pro forma weighted average shares outstanding reflect the 1,969,636 shares as outstanding for the nine months ended September 30,1999, and also reflect the difference between the 10 million shares of common stock issued on July 15, 1999 and 1,363,636 shares noted above as outstanding from July 15, 1999 to September 30, 1999.

d) For year ended December 31, 1998 and for the period from January 1, 1999 to September 15, 1999, Electric Press, Inc. was an S corporation. Accordingly, no provision for income taxes was included in eFed's results of operations for the corresponding periods. For the nine months ended September 30, 1999, this adjustment represents eFed's pro forma tax provision (expense on its results of operations) and the pro forma tax provision (benefit) related to the amortization expense resulting from the application of purchase accounting for the period from January 1, 1999 to September 15, 1999. The Company's consolidated results of operations already include eFed's tax provision and the tax benefit relating to amortization for the period from the date of acquisition to September 30, 1999. For the year ended December 31, 1998, this adjustment represents eFed's pro forma tax provision (expense on its results of operations) and the pro forma tax provision (benefit) related to the amortization expense arising from the application of purchase accounting. The pro forma provisions for income taxes were calculated based on enacted tax laws and statutory tax rates applicable to the periods presented.